Exhibit 99.1

Flywire Reports Third Quarter 2023 Financial Results

Third Quarter Revenue Increased 29.5% Year-over-Year

Third Quarter Revenue Less Ancillary Services Increased 31.4% Year-over-Year

Company Raises Full Year Outlook Before FX Impacts

Boston, MA – November 7, 2023: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its third quarter ended September 30, 2023.

“We are pleased with our third quarter results, where we generated our highest quarter of revenue and adjusted EBITDA, ever,” said Mike Massaro, CEO of Flywire. “Our third quarter results were driven in part due to the ongoing optimization of our go-to-market strategy globally, where our sales and marketing teams continued to deliver new client wins and client expansions across all verticals. Our results were within our prior guidance range despite significant foreign exchange headwinds relative to when we previously provided our outlook.”

Third Quarter 2023 Financial Highlights:

GAAP Results

•	Revenue increased 29.5% to $123.3 million in the third quarter of 2023, compared to $95.2 million in the third quarter of 2022.

•

Gross Profit increased to $78.4 million, resulting in Gross Margin of 63.6%, for the third quarter of 2023, compared to Gross Profit of $61.3 million and Gross Margin of 64.4% in the third quarter of 2022.

•	Net income was $10.6 million in the third quarter of 2023, compared to net (loss) of $(4.3) million in the third quarter of 2022.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 26% to $8.9 billion in the third quarter of 2023, compared to $7.0 billion in the third quarter of 2022.

•

Revenue Less Ancillary Services increased 31.4% to $116.8 million in the third quarter of 2023, compared to $88.9 million in the third quarter of 2022. Revenue Less Ancillary Services in the third quarter of 2023 was estimated to be unfavorably impacted by changes in foreign exchange rates between June 30, 2023 and September 30, 2023 by approximately $1.4 million.

•

Adjusted Gross Profit increased to $80.1 million, resulting in Adjusted Gross Margin of 68.6% in the third quarter of 2023, compared to Adjusted Gross Profit of $62.6 million and Adjusted Gross Margin of 70.4% in the third quarter of 2022. Third quarter 2022 Adjusted Gross Profit and Adjusted Gross Margin have been recast to align with the updated methodology as described in the Key Operating Metrics and Non-GAAP Financial Measures section below.

•	Adjusted EBITDA increased to $27.5 million in the third quarter of 2023, compared to $18.2 million in the third quarter of 2022.

Recent Business Highlights:

•	Acquired StudyLink to accelerate expansion in the Australian higher education market

•	Signed more than 185 new clients in the third quarter of 2023

•	Signed the highest number of net new clients in the travel vertical in the third quarter

•	Third quarter 2023 was the highest quarter of revenue and adjusted gross profit ever for the Company

•	Completed a follow-on offering of 8,500,000 shares of voting common stock. The Company raised $260.1 million after underwriter discounts and commissions and issuance costs

•	Appointed Gretchen Howard, a former Fidelity, Google and Robinhood executive who brings deep operating experience, to its Board of Directors

Fourth Quarter and Fiscal-Year 2023 Outlook:

“We were very pleased with how we performed during the third quarter and believe that the 43% year-to-date growth rate in revenue less ancillary services reflects the strength of our business. As a result of this success, we are raising our Fiscal-Year outlook before FX impacts,” said Mike Ellis, CFO of Flywire. “Specifically, our updated outlook reflects the addition of $1.0 million attributable to the StudyLink acquisition and an additional $1.6 million in the fourth quarter related to underlying organic strength in our business. These factors are offset by an estimated $3.8 million in foreign exchange headwinds based on September 30, 2023 exchange compared to our prior guidance, of which $2.5 million was attributable to the fourth quarter of 2023.”

Based on information available as of November 7, 2023, Flywire anticipates the following for the fourth quarter and fiscal-year 2023:

Fourth Quarter 2023*
Revenue	$91.5 to $96.5 million
Revenue Less Ancillary Services	$86.5 to $90.5 million
Adjusted EBITDA**	$1.0 to $4.0 million

Fiscal-Year 2023*
Revenue	$394.1 to $399.3 million
Revenue Less Ancillary Services	$372.0 to $376.0 million
Adjusted EBITDA**	$35.0 to $39.0 million

*

The Company has assumed foreign exchange rates prevailing as of September 30, 2023. For supplemental information regarding the estimated effects of changes in foreign exchange rates between June 30, 2023 and September 30, 2023 on the Company’s updated outlook compared to prior outlook, see the section below entitled “Supplemental Outlook Details.”

**

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss third quarter 2023 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients. Beginning with the quarter ended December 31, 2022, Flywire has excluded depreciation and amortization from the calculation of its adjusted Gross Profit, which it believes enhances the understanding of the Company’s operating performance and enables more meaningful period to period comparisons. The Company’s previously reported Adjusted Gross Profit and Adjusted Gross Margin for the three months ended September 30, 2022 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(iii) interest income, (iv) gain (loss) from the remeasurement of foreign currency, (v) indirect taxes related to intercompany activity, (vi) acquisition related transaction costs, if applicable, and (vii) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute the Company’s revenue, gross profit, gross margin or net income (loss) prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,700 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth;

Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the recently enacted Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, expected to be filed with the SEC in the fourth quarter of 2023. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Akil Hollis

ir@Flywire.com

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$123,323	$95,232	$302,549	$216,322
Costs and operating expenses:
Payment processing services costs	42,900	32,275	110,559	78,348
Technology and development	14,591	13,385	45,130	37,565
Selling and marketing	27,084	21,674	78,791	58,169
General and administrative	26,862	24,246	79,559	63,089

Total costs and operating expenses	111,437	91,580	314,039	237,171

Income (loss) from operations	$11,886	$3,652	$(11,490)	$(20,849)

Other income (expense):
Interest expense	(99)	(400)	(280)	(884)
Interest income	3,841	1,273	7,711	1,457
Loss from remeasurement of foreign currency	(4,233)	(7,520)	(3,518)	(15,087)

Total other income (expense), net	(491)	(6,647)	3,913	(14,514)

Income (loss) before provision for income taxes	11,395	(2,995)	(7,577)	(35,363)
Provision for income taxes	752	1,277	2,276	2,855

Net income (loss)	$10,643	$(4,272)	$(9,853)	$(38,218)
Foreign currency translation adjustment	(2,581)	(273)	(499)	(408)

Comprehensive income (loss)	$8,062	$(4,545)	$(10,352)	$(38,626)

Net income (loss) attributable to common stockholders - basic and diluted	$10,643	$(4,272)	$(9,853)	$(38,218)

Net income (loss) per share attributable to common stockholders - basic	$0.09	$(0.04)	$(0.09)	$(0.36)

Net income (loss) per share attributable to common stockholders - diluted	$0.08	$(0.04)	$(0.09)	$(0.36)

Weighted average common shares outstanding - basic	116,492,191	107,925,637	112,495,539	107,562,799

Weighted average common shares outstanding - diluted	125,480,393	107,925,637	112,495,539	107,562,799

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$638,205	$349,177
Restricted cash	—	2,000
Accounts receivable, net	18,151	13,697
Unbilled receivables, net	6,779	5,268
Funds receivable from payment partners	80,499	62,970
Prepaid expenses and other current assets	18,793	17,531

Total current assets	762,427	450,643
Property and equipment, net	15,241	13,317
Intangible assets, net	88,287	97,616
Goodwill	97,173	97,766
Other assets	19,288	14,945

Total assets	$982,416	$674,287

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,574	$13,325
Funds payable to clients	132,467	124,305
Accrued expenses and other current liabilities	38,255	34,423
Deferred revenue	3,812	5,223
Total current liabilities	192,108	177,276
Deferred tax liabilities	11,271	12,149
Other liabilities	3,719	2,959

Total liabilities	207,098	192,384

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2023 and December 31, 2022; and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 121,700,424 shares issued and 119,382,702 shares outstanding as of September 30, 2023; 109,790,702 shares issued and 107,472,980 shares outstanding as of December 31, 2022	11	10
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 1,873,320 shares issued and outstanding as of September 30, 2023 and December 31, 2022	1	1
Treasury voting common stock, 2,317,722 shares as of September 30, 2023 and December 31, 2022, held at cost	(748)	(748)
Additional paid-in capital	953,522	649,756
Accumulated other comprehensive loss	(2,411)	(1,912)
Accumulated deficit	(175,057)	(165,204)

Total stockholders’ equity	775,318	481,903

Total liabilities and stockholders’ equity	$982,416	$674,287

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(9,853)	$(38,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,774	9,186
Stock-based compensation expense	31,299	22,461
Amortization of deferred contract costs	367	243
Change in fair value of contingent consideration	380	297
Deferred tax benefit	(896)	(527)
Provision for uncollectible accounts	525	86
Non-cash interest expense	242	268
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,979)	(4,316)
Unbilled receivables	(1,511)	(2,305)
Funds receivable from payment partners	(17,529)	(2,090)
Prepaid expenses, other current assets and other assets	(4,536)	(7,674)
Funds payable to clients	8,163	(3,798)
Accounts payable, accrued expenses and other current liabilities	10,148	4,359
Contingent consideration	(467)	(4,524)
Other liabilities	(882)	(446)
Deferred revenue	(1,368)	(730)

Net cash used in operating activities	20,877	(27,728)

Cash flows from investing activities:
Capitalization of internally developed software	(4,148)	(4,129)
Purchases of property and equipment	(943)	(1,059)
Business acquisition, net of cash acquired	—	(16,923)
Contingent consideration paid for acquisitions	—	(453)

Net cash used in investing activities	(5,091)	(22,564)

Cash flows from financing activities:
Proceeds from issuance of common stock under public offering, net of underwriter discounts and commissions	261,119	—
Payments of costs related to public offering	(447)	—
Contingent consideration paid for acquisitions	(1,207)	(3,320)
Payments of tax withholdings for net settled option exercises	—	(2,564)
Proceeds from the issuance of stock under Employee Stock Purchase Plan	2,691	1,271
Proceeds from exercise of stock options	8,519	5,222

Net cash provided by (used in) financing activities	270,675	609

Effect of exchange rates changes on cash and cash equivalents	567	11,553

Net increase (decrease) in cash, cash equivalents and restricted cash	287,028	(38,130)
Cash, cash equivalents and restricted cash, beginning of year	$351,177	$389,360

Cash, cash equivalents and restricted cash, end of year	$638,205	$351,230

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions, except percentages)

Modified Methodology

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$123.3	$95.2	$302.5	$216.3
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(5.2)	(5.4)	(15.4)	(15.1)
Marketing fees	(1.3)	(0.9)	(1.8)	(1.5)

Revenue Less Ancillary Services	$116.8	$88.9	$285.3	$199.7

Payment processing services costs	42.9	32.3	110.6	78.3
Hosting and amortization costs within technology and development expenses	2.0	1.6	6.5	4.6

Cost of Revenue	$44.9	$33.9	$117.1	$82.9

Adjusted to:
Exclude printing and mailing costs	(5.2)	(5.4)	(15.4)	(15.1)
Offset marketing fees against related costs	(1.3)	(0.9)	(1.8)	(1.5)
Exclude depreciation and amortization	(1.7)	(1.3)	(5.0)	(3.7)

Adjusted Cost of Revenue	$36.7	$26.3	$94.9	$62.6
Gross Profit	$78.4	$61.3	$185.4	$133.4
Gross Margin	63.6%	64.4%	61.3%	61.7%

Adjusted Gross Profit	$80.1	$62.6	$190.4	$137.1
Adjusted Gross Margin	68.6%	70.4%	66.7%	68.7%

Previous Methodology
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$123.3	$95.2	$302.5	$216.3
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(5.2)	(5.4)	(15.4)	(15.1)
Marketing fees	(1.3)	(0.9)	(1.8)	(1.5)

Revenue Less Ancillary Services	$116.8	$88.9	$285.3	$199.7

Payment processing services costs	42.9	32.3	110.6	78.3
Hosting and amortization costs within technology and development expenses	2.0	1.6	6.5	4.6

Cost of Revenue	$44.9	$33.9	$117.1	$82.9

Adjusted to:
Exclude printing and mailing costs	(5.2)	(5.4)	(15.4)	(15.1)
Offset marketing fees against related costs	(1.3)	(0.9)	(1.8)	(1.5)

Adjusted Cost of Revenue	$38.4	$27.6	$99.9	$66.3
Gross Profit	$78.4	$61.3	$185.4	$133.4
Gross Margin	63.6%	64.4%	61.3%	61.7%

Adjusted Gross Profit	$78.4	$61.3	$185.4	$133.4
Adjusted Gross Margin	67.1%	69.0%	65.0%	66.8%

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$10.6	$(4.3)	$(9.9)	$(38.2)
Interest expense	0.1	0.4	0.3	0.9
Provision for income taxes	0.8	1.3	2.3	2.9
Depreciation and amortization	4.0	3.4	12.1	9.2

EBITDA	15.5	0.8	4.8	(25.2)
Stock-based compensation expense and related taxes	11.6	9.3	32.3	23.3
Change in fair value of contingent consideration	0.0	1.3	0.4	0.3
Interest income	(3.8)	(1.3)	(7.7)	(1.5)
(Gain) loss from remeasurement of foreign currency	4.2	7.5	3.5	15.1
Indirect taxes related to intercompany activity	0.1	0.1	0.2	0.3
Acquisition related transaction costs	0.0	0.2	0.0	0.4
Acquisition related employee retention costs	(0.1)	0.3	0.8	1.2

Adjusted EBITDA	$27.5	$18.2	$34.3	$13.9

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$104.6	$18.7	$123.3	$247.7	$54.8	$302.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.2)	(5.2)	—	(15.4)	(15.4)
Marketing fees	(1.3)	—	(1.3)	(1.8)	—	(1.8)

Revenue Less Ancillary Services	$103.3	$13.5	$116.8	$245.9	$39.4	$285.3

Percentage of Revenue	84.8%	15.2%	100.0%	81.9%	18.1%	100.0%
Percentage of Revenue Less Ancillary Services	88.4%	11.6%	100.0%	86.2%	13.8%	100.0%

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$77.1	$18.1	$95.2	$167.5	$48.8	$216.3
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.4)	(5.4)	—	(15.1)	(15.1)
Marketing fees	(0.9)	—	(0.9)	(1.5)	—	(1.5)

Revenue Less Ancillary Services	$76.2	$12.7	$88.9	$166.0	$33.7	$199.7

Percentage of Revenue	81.0%	19.0%	100.0%	77.4%	22.6%	100.0%
Percentage of Revenue Less Ancillary Services	85.7%	14.3%	100.0%	83.1%	16.9%	100.0%

Revenue Less Ancillary Services at Constant Currency

	Three Months Ended September 30,		Growth Rates	Nine Months Ended September 30,		Growth Rates
	2023	2022		2023	2022
GAAP revenue	$123.3	$95.2	29.5%	$302.5	$216.3	39.9%
Ancillary services	$6.5	$6.3		$17.2	$16.6

Revenue less ancillary services	$116.8	$88.9	31.4%	$285.3	$199.7	42.9%
Effects of foreign currency rate fluctuations	$(2.30)			$2.80

Revenue less ancillary services at constant currency	$114.5	$88.9	28.8%	$288.1	$199.7	44.3%

Supplemental Outlook Details

The following table provides a reconciliation of Fiscal Year 2023 outlook to the prior outlook provided in August:

	(Unaudited)
	Fiscal Year 2023
(in millions)	Midpoint of Outlook in August	Increase (1)	Currency Fluctuations from Prior Outlook (2)	Midpoint of Outlook in November
Revenue	$400	$0.5	$(3.8)	$396.7
Revenue Less Ancillary Services	$376	$1.8	$(3.8)	$374.0

	Fourth Quarter 2023
(in millions)	Midpoint of Outlook in August	Increase (1)	Currency Fluctuations from Prior Outlook (2)	Midpoint of Outlook in November
Revenue	$96.2	$0.3	$(2.5)	$94.0
Revenue Less Ancillary Services	$88.4	$2.6	$(2.5)	$88.5

(1)	Reflects the assumed impact of the StudyLink acquisition and underlying organic strength in our business.
(2)

Flywire’s updated outlook reflects foreign exchange rates prevailing as of September 30, 2023 and its prior outlook, which reflected exchange rates prevailing as of June 30, 2023. The impacts to fiscal year of 2023 are considered forward-looking outlook.

Guidance

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Low	High	Low	High
Revenue	$91.5	$96.5	$394.1	$399.3
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(4.9)	(5.7)	(20.3)	(21.1)
Marketing fees	(0.1)	(0.3)	(1.8)	(2.2)

Revenue Less Ancillary Services	$86.5	$90.5	$372.0	$376.0

Adjusted EBITDA	$1.0	$4.0	$35.0	$39.0